Investor Presentation AXIS Capital 2023 First Quarter

Safe Harbor Statement 2 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this document, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States ("U.S.") federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forwardlooking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. Forward-looking statements contained in this document may include, but are not limited to, information regarding our estimates for catastrophes and other weather-related losses including losses related to the COVID-19 pandemic, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives including our exit from catastrophe and property reinsurance lines of business, our expectations regarding pricing, and other market and economic conditions including the liquidity of financial markets, inflation, our growth prospects, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices, and foreign currency exchange rates. Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following: Insurance Risk • the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates; • the occurrence and magnitude of natural and man-made disasters, including the potential increase of our exposure to natural catastrophe losses due to climate change and the potential for inherently unpredictable losses from man-made catastrophes, such as cyber-attacks.; • the effects of emerging claims, systemic risks, and coverage and regulatory issues, including increasing litigation and uncertainty related to coverage definitions, limits, terms and conditions; • actual claims exceeding reserves for losses and loss expenses; • the adverse impact of inflation; • the failure of any of the loss limitation methods we employ; • the failure of our cedants to adequately evaluate risks; Strategic Risk • losses from war including losses related to the Russian invasion of Ukraine, terrorism and political unrest, or other unanticipated losses; • changes in the political environment of certain countries in which we operate or underwrite business, including the United Kingdom's withdrawal from the European Union; • the loss of business provided to us by major brokers; • a decline in our ratings with rating agencies; • the loss of one or more of our key executives; • difficulties with technology and/or data security; • increasing scrutiny and evolving expectations from investors, customers, regulators, policymakers and other stakeholders regarding environmental, social and governance matters; COVID-19 • the adverse impact of the ongoing COVID-19 pandemic on our business, results of operations, financial condition, and liquidity; Credit and Market Risk • the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased; • the failure of our policyholders or intermediaries to pay premiums; • general economic, capital and credit market conditions, including banking sector instability, financial market illiquidity and fluctuations in interest rates, credit spreads, equity securities' prices, and/or foreign currency exchange rates; • breaches by third parties in our program business of their obligations to us; Liquidity Risk • the inability to access sufficient cash to meet our obligations when they are due; Operational Risk • changes in accounting policies or practices; • the use of industry models and changes to these models; • difficulties with technology and/or data security; Regulatory Risk • changes in governmental regulations and potential government intervention in our industry; • inadvertent failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices; data protection and privacy; and Risks Related to Taxation • changes in tax laws. Readers should carefully consider the risks noted above together with other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10- K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Overview & Financial Highlights AXIS Capital

Advancing Global Leadership in Specialty Risk 4 AXIS Strengths AXIS is continuing to evolve our business to increase profitability, lower volatility, and strengthen the portfolio, establishing a strong position in the fastest growing specialty markets Risk Management Solutions Track record of providing bespoke risk management solutions to unique risks Strong Relationships Strong and lasting relationships with key distribution partners and clients in highly attractive markets Diversified Specialty Portfolio Attractive global portfolio of specialty insurance and complementary reinsurance business Leveraging AXIS Strengths Focus on markets where we have demonstrable relevance, scale, underwriting expertise, and path for profitable growth Reputation for Client Services Industry leading claims services Employee Engagement Strong employee engagement and workplace culture, leading to recruitment and retention of top talent and consistency of service to our customers

Long-Term Financial Strategy 5 Invest in Sustained Momentum Continue to build on our momentum, invest in growth opportunities to drive further profitable growth and enhance the value we provide to our customers and shareholders Increase Efficiency & Expense Management Ongoing focus on expense control and streamlining operations Disciplined Capital Management Shareholder value creation through dividends, opportunistic share buybacks(1) and reinvestment of capital to increase the Company's long-term success and growth potential Financial Discipline Maintain strong financial discipline, including effective risk and cash management, to support long-term financial stability 1) At June 15, 2023, the Company had $100 million of remaining authorization under our Board-authorized share repurchase program for common share repurchases through December 31, 2023.

AXIS at a Glance 6 Note: ROACE, Operating ROACE, Cash & Investments and Total Assets data as of Q1 2023. 1) Market data per FACTSET as of 06/15/2023. $0.44 quarterly dividend paid 4/18/2023. 2) Annualized operating return on average common equity (“Operating ROACE”) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to the most comparable GAAP financial measure ROACE, and a discussion of its rationale for presentation is provided in the appendix. 3) Gross Premiums Written for the twelve months ended Q1 2023. The Company exited Reinsurance Catastrophe and Property business in June 2022 and will substantially complete this exit in 2023. 4) Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased) at March 31, 2023. 5) Ratings of insurance and reinsurance subsidiaries of AXIS Capital Holdings Limited. S&P Financial Strength Rating (FSR) of A+ and A.M. Best FSR of A. Financial Strength Rating(5) A / A+ With Stable Outlook Market Capitalization(1) $4.8 Billion Gross Premiums Written(3) $8.0 Billion Annualized ROACE 16.2% Annualized Operating ROACE(2) 18.8% “AXS” Shares Listed on the NYSE Stock Exchange Since 2003 Represented in 18 Offices Worldwide 2,000+ Employees Cash & Investments(4) $16.0 Billion Total Assets $28.7 Billion Mix of Business by GPW(3) Current Quarterly Dividend $0.44 / 3.3% and Annual Yield(1) Insurance $5.7 billion Reinsurance $2.3 billion $8.0b 71% 29%

The AXIS Journey

AXIS today is a high-performing global specialty underwriter and provider of insurance and reinsurance solutions, vastly different from the Company it was five years ago

Year	Milestone
2023	**2023 and Beyond** Recognized specialty insurance leader with a resilient and complementary specialty reinsurance business
2022	**2022 AXIS Re Transformation** Exit from Reinsurance Catastrophe and Property business
2022	**2022 British Insurance Award** AXIS Insurance International recognized by The British Insurance Awards as Specialist Insurer of the Year
2022	**2022 Employer Recognition** Named to Forbes America Best Midsize Employers List and Insurance Business America Top Employers
2018	**2018 Launch AXIS Digital Ventures** Accelerating InsureTech Partnerships
2017	**2017 NOVAE Acquisition** Extended leadership position across attractive specialty markets
2013	**2013 Launch Third Party Capital Platform** Rebranded AXIS ILS in 2021
2013	**2013 New Lloyds Syndicate** AXIS expands global platform with new Lloyds Syndicate 1686
2010	**2010 Formation of Renewable Energy Team**
2009	**2009 Launch AXIS Global Accident & Health**
2004	**2004 Launch Healthcare Unit providing Professional Liability Insurance**
2003	**2003 Publicly Listed on NYSE**
2001	**2001 Start-Up** Provider of larger capacity for volatile lines in a "hard" market

AXIS

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Our Business Today 8 • The AXIS portfolio is well-positioned in attractive growth markets globally. This includes U.S. E&S lines, North America professional lines, and Lloyds specialty insurance business as well as complementary specialty reinsurance lines • Insurance GPW in Q1’23 grew 6.7% versus Q1’22, while we repositioned our complementary specialty reinsurance book • Favorable market conditions should enable continued growth and profitability 1) Market data per FACTSET as of 06/15/2023 Strong Market Position Consistent Margin Improvement • Reduced volatility to produce consistent, strong underwriting results supported by conservative, well- performing investment portfolio • Proven, strong, specialty insurance business with a complementary reinsurance operation is well-positioned to deliver underwriting profitability across all market cycles • Global platform with improving profitability trading at attractive 3.3%(1) dividend yield • Further investment in AXIS Wholesale Division focused on serving needs of wholesale distribution channel with even broader product offerings • Advancing capabilities to address more transactional specialist business (small to mid-sized customers) with our key distribution partners • Both underwriting segments produced rate increases that were ahead of loss costs in Q123, with insurance at 9% and reinsurance at 12% • Industry and macro- economic dynamics likely to drive further pricing improvements through insurance and reinsurance in 2023 and beyond • Disciplined portfolio management has provided strengthened and more consistent underlying results; Net investment income expected to grow from current levels, helped by higher interest rates • On a pro-forma basis, adjusting for the exit from Catastrophe and Property reinsurance business, combined ratio has improved by 4.2 points from Q1’21 Invested in Growth Areas Pricing Momentum Positioned for Profitable Growth

71% 29% Diversified Specialty Portfolio Total GPW by segment ($ in billions, 12 months ended in 3/31/23) GPW by line of business ($ in billions, 12 months ended in 3/31/23) Insurance 1) Gross premiums written for the reinsurance segment for the twelve months ended Q1’23 of $2,288.0M included $139.0M for run-off lines, representing $137.5M of Reinsurance Catastrophe and Property business which the Company exited in June 2022 and $1.5M of Reinsurance Engineering business which the Company exited in 2020. For additional information, refer to Q1 2023 Investor Financial Supplement. Reinsurance Insurance Reinsurance $5.7 $2.3 $8.0 Liability Accident & Health Professional Lines Credit and Surety Motor Agriculture Marine & Aviation Runoff Lines 28% 16% 18% 14% 10% 5% 3% 6% Professional Lines Property Liability Cyber Marine & Aviation Accident & Health Credit and Political Risk 22% 25% 20% 12% 12% 5% 4% 9

$6,899 $6,827 $7,686 $8,215 102.6% 109.6% 97.5% 95.8% 108.6% 96.4% 96.0% 80.0% 95.0% 110.0% 125.0% FY2019 FY2020 FY2021 FY2022 $2,635 $2,382 91.4% 90.9% 95.7% 93.7% Q1 2022 Q1 2023 Strengthening Underwriting Performance 10 Margin improvements driven by disciplined underwriting and ongoing focus on improving G&A ratios GPW vs Combined Ratio ($’s in millions) 1) “Ex-Property Cat Re” include all Insurance lines of business and Reinsurance Liability, Accident & Health, Professional Lines, Credit & Surety, Motor, Agriculture, Marine & Aviation and Engineering lines of business, i.e. Exited Reinsurance Property and Catastrophe lines of business are excluded. For additional information, refer to Q1 2023 Investor Financial Supplement. 2) The combined ratio in 2020 includes 8.2 points attributable to the COVID-19 pandemic losses, net of reinsurance and reinstatement premiums, of $360M. Combined Ratio for: Ex-Property Cat Re All Lines, as reported (1) (2) 0

9.0% 6.1% 5.1% 3.5% 2.3% 1.9% 12.8% 12.0% 6.3% 4.4% 3.1% 2.5% -- $125 $250 $375 $500 $625 $750 Jul 1 2019 Jul 1 2020 Jul 1 2021 Jul1 2022 Jan 1 2023 Apr 1 2023 Disciplined Reduction of Catastrophe Exposure 11 1 in 100 1 in 250 1 in 100 as a % of TCSE(2) 1 in 250 as a % of TCSE (2) Exit from Reinsurance Catastrophe and Property business in 2022 has continued to lower earnings volatility experienced in recent years as part of overall approach to reduce exposure to catastrophe risk Southeast Hurricane PML Reductions(1) ($ in millions) 1) Additional disclosures regarding PML data can be found in our Q1 2023 Investor Financial Supplement. 2) Total Common Shareholders Equity (“TCSE”).

Balanced and Resilient Investment Portfolio

Investment Portfolio by Asset Class[1]

(% of total cash and investments)


Fixed Maturities
77.3%
Cash and Cash Equivalents
7.4%
Other Investments
6.3%
Mortgage Loans
4.0%
Equities
3.6%
Equity Method Investments
0.9%
Short-Term Investments
0.5%

Well diversified portfolio invested primarily in highly rated bonds

- Total cash and invested assets:[1] $16.0 billion
- Average fixed maturities portfolio rating:[1] AA-
- Duration:[1] ~3.0 years with cash flows positioned to cover liabilities along the curve
- Market yield of fixed maturities:[1] 5.4%
- Book yield of fixed maturities:[1] 3.7%
- Given the duration of our portfolio, and the current market yields, we would expect to recover most of the unrealized losses over the next 3 years as bonds reach maturity

1) Investment details are as of March 31, 2023.
2) Included in total cash and investments of $16.0B is $98.0M of accrued interest receivable, i.e., 0.6% of the total balance.

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Connecting Our Business Purpose to Corporate Citizenship Recent awards and recognitions Recognized as 3+ Company by 50/50 Women on Boards in 2022 Awarded Best ESG Initiative of the Year (2022) for Fossil Fuel Policy and Climate Initiatives #8 of 41 evaluated insurance companies in 2023 Top ranking in "Overall Commitment to ESG" in the Insurer's Lloyd’s 2022 ESG Survey Included in Bloomberg’s Gender Equality Index in 2021, 2022 & 2023 Named one of Forbes’ Best Mid- Size Employers in 2022 and 2023 We help people and organizations around the world to manage risk, giving them the confidence to pursue their goals and ambitions. Our Corporate Citizenship program is one of many ways we advance this purpose Protecting the planet Environment and sustainability Fostering belonging Diversity, Equity & Inclusion (DEI) Commitment to being a leading provider of renewable energy insurance and assisting in the transition to a low-carbon economy Key highlights: • Committed to a 50% science-based, absolute reduction in Scope 1 and 2 greenhouse gas (GHG) emissions by 2030, using a 2019 baseline • Set goal to phase out thermal coal business from insurance, facultative reinsurance and investment by 2030 in OECD countries and 2040 globally • Committed to integrating sustainability considerations into underwriting products and practices Implementing DEI plan with five key action areas: internal education, diverse recruitment, career development, goals/metrics and advocacy Key highlights: • Set goals to achieve global gender parity by 2025 and increase ethnic and female senior representation • Five employee resource groups: AXIS Pride, PACE (Parents and Caregivers), EDGE (Ethnically Diverse Group of Employees), Veterans and Women • Expanded internal education and engagement, such as annual forums on DEI (past topics: mental health, racial justice) 13

Well Positioned for 2023 and Beyond 14 Bottom line: AXIS has strong positive momentum to deliver sustained profitable growth and increased shareholder value AXIS is executing a multi-year transformation positioning itself as a leading specialty underwriter in our chosen markets Focused on specialty insurance lines with complementary reinsurance lines and select longer-tail classes Market positioning, size and scale to compete effectively in targeted markets Underwriting margin driven by strong core performance and a favorable pricing environment

Reportable Segments AXIS Capital

Insurance Overview

We generated record premium production with $5.7 billion of gross premiums for the 12 months ended on March 31, 2023, making up 71% of our consolidated writings.

Well-diversified, attractive portfolio of global specialty business with strong, profitable results

- Meaningful improvement in ex-cat accident year loss ratio in the last several years; continue to expect low 50%s going forward

Strong leadership positions in our chosen markets

Top-15 leader in professional lines[1] in the U.S., London, and Bermuda

Leader in London specialty market; Syndicate recognized as "Outperforming" and ranked **#10 by capacity**[2]

Top-10 provider of Accident & Health in the U.S.[3] and **Top-5 at Lloyd's** [2]

Top-10 provider of marine at Lloyds [2]

#13 U.S. E&S carrier and the **#15 E&S Group**[4]

Leading positions in **Cyber (top-10)** and **Renewable Energy (top-5)**

1) Source: 2021 SNL Annual Statement Data – US Legal Entity OLCM excluding Med Mal.
2) Source: Based on Lloyds reporting, Lloyds Insight Hub and Lloyds 2022 stamp capacity.
3) Source: NAIC 2021 Accident and Health Policy Experience Report shows AXIS as the #8 P&C carrier; does not include Life, Accident & Health carriers.
4) Source: AM Best Sept 2022 report based on 2021 data for AXIS Surplus Insurance Company; does not include E&S business written through Lloyd's and admitted business through Wholesale US Programs.

AXIS 16

Professional Lines Property Liability Cyber Marine and Aviation Accident and Health Credit and Political Risk 22% 25% 20% 12% 12% 5% 4% Insurance Financial Highlights 17 First Quarter 2023 Operating highlights, and changes from the prior year quarter, for the quarter ended March 31, 2023, include the following: • Gross premiums written: $1,416 million, increase of 7% • Net premiums written: $883 million, increase of 5% • Combined ratio: 87%, decrease of 0.2 points • Underwriting income: $103 million, increase of 10% Year Ended 2022 Operating highlights, and changes from prior year period, for the year ended December 31, 2022, include the following: • Gross premiums written: $5.6 billion, increase of 15% • Net premiums written: $3.4 billion, increase of 17% • Combined ratio: 90%, decrease of 2.0 points • Underwriting income: $327 million, increase of 46% Insurance GPW for the 12 months ended 3/31/23 $5.7b

$1,327 $1,416 87.5% 87.3% Q1 2022 Q1 2023 Accelerating Insurance Growth 18 Growth Underpinned • Growing in lines of business where rates are at or above loss cost trends, and where AXIS has the underwriting expertise, market relevance, and platform to drive sustainable growth • Strong presence in markets with a focus on products such as Global Cyber, US Casualty, A&H, Marine, Renewable Energy, Construction and E&S Property that continue to provide strong double-digit ROE opportunities • AXIS Insurance's ex-cat AY loss ratio is highly attractive at low 50%’s Insurance Segment GPW vs Combined Ratio ($’s in millions) Segment Combined Ratio: 1) The combined ratio in 2020 includes 8.8 points attributable to the COVID-19 pandemic losses, net of reinsurance and reinstatement premiums, of $203M. $3,676 $4,018 $4,863 $5,586 98.1% 110.4% 91.6% 89.6% 80.0% 95.0% 110.0% 125.0% FY2019 FY2020 FY2021 FY2022

19 Reinsurance Overview 1) The Company exited Reinsurance Catastrophe and Property business in June 2022 and will substantially complete this exit in 2023. Advancing efforts to reduce earnings volatility and grow a stronger book of business • Ongoing commitment to continuous portfolio management of our specialty lines – demonstrated by FY2022 ex-cat loss ratio of 67.3%, essentially flat from 2021 • Expect mid 60%’s AY loss ratio going forward following exit from Catastrophe and Property(1) Strong team in place to navigate evolving market conditions • Well positioned in our target lines to execute on future market opportunities Refocused as specialty reinsurer • Exited from Catastrophe and Property lines to further reduce volatility leading to a decrease in topline gross premiums written In 2022 AXIS Re completed a multi-year transformation to reposition itself as a resilient specialty reinsurance business

Liability Accident and Health Professional Lines Credit and Surety Motor Agriculture Marine and Aviation Runoff Lines 28% 16% 18% 14% 10% 5% 3% 6% Reinsurance Financial Highlights 20 First Quarter 2023 Operating highlights, and changes from the prior year quarter, for the quarter ended March 31, 2023, include the following: • Gross premiums written: $967 million, decrease of 26% (13% excluding lines in runoff) • Net premiums written: $726 million, decrease of 25% • Combined ratio: 91%, decrease of 1.1 points • Underwriting income: $36 million, decrease of 19% Year Ended 2022 Operating highlights, and changes from prior year period, for the year ended December 31, 2022, include the following: • Gross premiums written: $2.6 billion, decrease of 7%(1) • Net premiums written: $1.9 billion, decrease of 7% • Combined ratio: 99%, increase of 0.1 points • Underwriting income: $31 million, decrease of 24% Reinsurance GPW for the 12 months ended 3/31/23 1) Gross premiums written for the reinsurance segment for 2022 of $2,629.0M included $336.7M for run-off lines, representing $326.3M of Reinsurance Catastrophe and Property business which the Company exited in June 2022 and $10.4M of Reinsurance Engineering business which the Company exited in 2020. For additional information, refer to Q1 2023 Investor Financial Supplement. $2.3b (1)

Complementing our Specialty Insurance Book 211) “Ex-Property Cat Re” include Liability, Accident & Health, Professional Lines, Credit & Surety, Motor, Agriculture, Marine & Aviation and Engineering i.e., Exited Catastrophe and Property lines of business are excluded. For additional information, refer to Q1 2023 Investor Financial Supplement. 2) The combined ratio in 2020 includes 7.6 points attributable to the COVID-19 pandemic losses, net of reinsurance and reinstatement premiums, of $156M. Reinsurance Segment GPW vs Combined Ratio ($’s in millions) AXIS Re is now a smaller, niche reinsurance book focused on delivering consistent/stable underwriting profitability • PML reductions across most perils over the last few years has helped lower volatility in underwriting results • Go-forward Reinsurance Specialty business well-positioned to deliver underwriting profitability across all market cycles Combined Ratio for: Ex-Property Cat Re All Lines, as reported (1) (2) $1,307 $966 92.5% 91.4% 104.8% 100.5% Q1 2022 Q1 2023 $3,224 $2,809 $2,823 $2,630 101.2% 103.8% 99.0% 99.1% 99.4% 96.5% 100.2% 65.0% 80.0% 95.0% 110.0% FY2019 FY2020 FY2021 FY2022

Appendix AXIS Capital

Non-GAAP Financial Measures Reconciliation Operating Income and Annualized Operating Return on Average Common Equity 23

Rationale for the use of Non-GAAP Financial Measures We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this document, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), tangible book value per diluted common share which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Operating Income (Loss) Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains) and interest in income (loss) of equity method investments. Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies. Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments recognized in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business. Therefore, foreign exchange losses (gains) are excluded from operating income (loss). Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, this income (loss) is excluded from operating income (loss). Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains) and interest in income (loss) of equity method investments in order to understand the profitability of recurring sources of income. We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains) and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this document. We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this document. 24

25 Investor Inquires Miranda Hunter Head of Investor Relations 441 405 2635 investorrelations@axiscapital.com